Exhibit 4.2

SPECIMEN

NUMBER	LLC INTERESTS

ORGANIZED UNDER THE LAWS
OF
THE STATE OF DELAWARE

MACQUARIE INFRASTRUCTURE COMPANY LLC

* This Certifies that                                          is the owner of                       LLC Interests of the Company with such rights and privileges as are set forth in the Amended and Restated Operating Agreement of the Company dated December 21, 2004 (the “Amended Agreement”), as it may be amended from time to time.

[THE LLC INTERESTS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), THE SECURITIES LAWS OF ANY STATE (THE “STATE ACTS”) OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THE LLC INTERESTS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, BY ANY STATE SECURITIES COMMISSION OR BY ANY OTHER REGULATORY AUTHORITY OF ANY OTHER JURISDICTION. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.]

THE LLC INTERESTS REPRESENTED BY THIS CERTIFICATE EVIDENCE THE PROPORTIONATE PORTION OF SUCH HOLDER’S LIMITED LIABILITY COMPANY INTEREST IN THE COMPANY. THE LLC INTERESTS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TRANSFER RESTRICTIONS CONTAINED IN SECTION 13 OF THE AMENDED AGREEMENT. EVERY HOLDER OF THIS CERTIFICATE, BY HOLDING AND RECEIVING THE SAME, AGREES WITH THE COMPANY TO BE BOUND BY THE TERMS OF THE AMENDED AGREEMENT. A STATEMENT OF THE RELATIVE RIGHTS AND PREFERENCES OF THE COMPANY’S LLC INTERESTS WILL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON REQUEST WITHOUT CHARGE.

In Witness Whereof, said Company has caused this Certificate to be signed by its Chief Executive Officer this                      day of                     , A.D.                     .

                              ,
Peter Stokes
as Chief Executive Officer